UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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LyondellBasell Industries N.V.
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EXPLANATORY NOTE

This proxy statement supplement, dated May 9, 2019 (the “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of LyondellBasell Industries N.V. (the “Company”), filed with the Securities and Exchange Commission on April 9, 2019, relating to the Company’s Annual General Meeting of Shareholders (the “Meeting”) to be held on May 31, 2019. The Company is providing this Supplement to include, under Proposal 10, additional information regarding the eligible participants in the LyondellBasell Industries Long Term Incentive Plan (the “LTIP”) and the basis for participation in the LTIP.

No other changes have been made to the Proxy Statement or to the matters to be considered by the Company’s shareholders at the Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings assigned to them in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

SUPPLEMENT TO PROXY STATEMENT

In connection with Proposal 10, Amendment of Long Term Incentive Plan, the information set forth under “Material Terms of the LTIP-Eligibility for Participation” on page 58 of the Proxy Statement is replaced with the text below:

All regular employees of the Company and its subsidiaries and Board members are eligible to participate in the LTIP. As of May 1, 2019, there were approximately 19,000 employees and 11 non-employee directors eligible to participate in the LTIP.

The basis for participation in the LTIP by an eligible employee is the Compensation Committee’s determination, in its sole discretion, that participation will further the purpose of the LTIP, as described above. Grants made to non-employee directors are made by the full Board, exercising the powers otherwise reserved to the Compensation Committee in the LTIP. Awards are generally limited to directors, executive officers, and a select group of additional Company employees defined by level of job responsibility. In 2018, 11 non-employee directors and approximately 600 employees received awards under the LTIP.

If you have already voted on the proposals to be considered at the Meeting, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 62 of the Proxy Statement for instructions on how to do so.